Prospectus Supplement Filed Pursuant to Rule 424(b)(3)


(To Reoffer Prospectus filed with the Commission on January 18, 2002 with the SVB Financial Services, Inc. Registration Statement of Form S-8, Registration #333-76948, relating to the SVB Financial Services, Inc. 2001 Advisory Board Stock Grant Plan.)

                          SVB Financial Services, Inc.

This prospectus supplement contains information about the persons who can use this prospectus supplement to offer and sell shares of SVB Financial Services, Inc. granted to them under the Company's 2001 Advisory Board Stock Grant Plan.

The information set forth in the table under the caption "Selling Stockholders" in the reoffer prospectus filed with the SVB Financial Services, Inc. Registration Statement of Form S-8, Registration #333-76948, relating to the SVB Financial Services, Inc. 2001 Advisory Board Stock Grant Plan, is amended and restated in its entirety as follows:


Name                                                        No. of Shares
----                                                        -------------
Fred DeCicco                                                      25
Bruce Hartzog                                                     25
John Gluch                                                        50
Oscar Gonzalez                                                    25
Ed Komoroski                                                      50
Steve Selody                                                      50
Thomas Trojanowski                                                50
Michael Vernoia, Jr.                                              25
Michael Avolio                                                    50
George Christiansen, Jr.                                          50
Elaine DeMilia                                                    25
Walter J. Dietz, III                                              50
Vincent P. Lipani                                                 25
Daniel G. Marulli                                                 50
John Mondoro                                                      25
Dan Pullen                                                        50
Harry Smith                                                       50
Kevin Sweeney                                                     25
Frank N. Yurasko                                                  50
Michael Cohen                                                     50
James M. Ferrano                                                  75
Robert T. Kee, Jr.                                                50
Walter E. Newman                                                  75
Joseph Rettagliata                                                75
Martha A. Suhayda-Vogt                                            50
Robert F. Cramer                                                 250

This prospectus supplement also covers any additional shares of SVB Financial Services, Inc. common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of SVB Financial Services, Inc. common stock. The date of this prospectus supplement is March 26, 2002.

REFERENCE IS HEREBY MADE TO THE CONTENTS OF THE SVB Financial Services, Inc. REGISTRATION STATEMENT ON FORM S-8, REGISTRATION #333--76948, FILED WITH THE COMMISSION ON JANUARY 18, 2002, WHEREIN THERE IS A COMPLETE DESCRIPTION OF THE PLAN PURSUANT TO WHICH THE SECURITIES OFFERED PURSUANT TO THE REOFFER PROSPECTUS WERE INITIALLY ACQUIRED BY THE SELLING SHAREHOLDERS.